Facebook Reports Fourth Quarter and Full Year 2013 Results

MENLO PARK, Calif. – January 29, 2014 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the fourth quarter and full year ended December 31, 2013.

"It was a great end to the year for Facebook," said Mark Zuckerberg, Facebook founder and CEO. "We're looking forward to our next decade and to helping connect the rest of the world."

Fourth Quarter and Full Year 2013 Financial Summary

	Three Months Ended December 31,		Year Ended December 31,
In millions, except percentages and per share amounts	2012	2013	2012	2013
Revenue	$1,585	$2,585	$5,089	$7,872
Income from Operations
GAAP	$523	$1,133	$538	$2,804
Non-GAAP	$736	$1,459	$2,261	$3,803
Operating Margin
GAAP	33%	44%	11%	36%
Non-GAAP	46%	56%	44%	48%
Net Income
GAAP	$64	$523	$53	$1,500
Non-GAAP	$426	$780	$1,317	$2,202
Diluted Earnings per Share (EPS)
GAAP	$0.03	$0.20	$0.01	$0.60
Non-GAAP	$0.17	$0.31	$0.53	$0.88

Full Year 2013 Business Highlights

•	Revenue for the full year 2013 was $7.87 billion, an increase of 55% year-over-year.

•	Income from operations for the full year 2013 was $2.80 billion.

•	Net income for the full year 2013 was $1.50 billion.

•	Free cash flow for the full year of 2013 was $2.85 billion.

•	Daily active users (DAUs) were 757 million on average for December 2013, an increase of 22% year-over-year.

•	Mobile DAUs were 556 million on average for December 2013, an increase of 49% year-over-year.

•	Monthly active users (MAUs) were 1.23 billion as of December 31, 2013, an increase of 16% year-over-year.

•	Mobile MAUs were 945 million as of December 31, 2013, an increase of 39% year-over-year.

Fourth Quarter 2013 Financial Highlights

Revenue – Revenue for the fourth quarter of 2013 totaled $2.59 billion, an increase of 63%, compared with $1.59 billion in the fourth quarter of 2012.

•	Revenue from advertising was $2.34 billion, a 76% increase from the same quarter last year.

•	Mobile advertising revenue represented approximately 53% of advertising revenue for the fourth quarter of 2013, up from approximately 23% of advertising revenue in the fourth quarter of 2012.

•	Payments and other fees revenue was $241 million for the fourth quarter of 2013.

Costs and expenses – GAAP costs and expenses for the fourth quarter of 2013 were $1.45 billion, an increase of 37% from the fourth quarter of 2012, driven primarily by increased headcount and infrastructure expense. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $1.13 billion in the fourth quarter of 2013, up 33% compared to $849 million for the fourth quarter of 2012.

Income from operations – For the fourth quarter of 2013, GAAP income from operations was $1.13 billion, compared to $523 million in the fourth quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the fourth quarter of 2013 was $1.46 billion, up 98% compared to $736 million for the fourth quarter of 2012.

Operating margin – GAAP operating margin was 44% for the fourth quarter of 2013, compared to 33% in the fourth quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 56% for the fourth quarter of 2013, compared to 46% for the fourth quarter of 2012.

Provision for income taxes – GAAP income tax expense for the fourth quarter of 2013 was $607 million, representing a 54% effective tax rate. Excluding share-based compensation and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 46%.

Net income and EPS – For the fourth quarter of 2013, GAAP net income was $523 million, compared to $64 million for the fourth quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income for the fourth quarter of 2013 was $780 million, up 83% compared to $426 million for the fourth quarter of 2012. GAAP diluted EPS was $0.20 in the fourth quarter of 2013, compared to $0.03 in the fourth quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP diluted EPS for the fourth quarter of 2013 was $0.31, up 82% compared to $0.17 in the fourth quarter of 2012.

Capital expenditures – Capital expenditures for the fourth quarter of 2013 were $483 million.

Cash and marketable securities – Cash and marketable securities were $11.45 billion at the end of 2013.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company's earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at + 1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 25168884.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Tucker Bounds
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on November 1, 2013, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2013. In addition, please note that the date of this press release is January 29, 2014, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense, and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Assumed preferred stock conversion. As a result of our IPO in May 2012, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and earnings per share for the year ended December 31, 2012 have been calculated assuming this conversion for periods prior to the IPO, which we believe facilitates comparison between periods.
Dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders, we include unvested RSUs for the year ended December 31, 2012, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.
Foreign exchange effect on revenue. We translate revenue for the current quarter and full year ended December 31, 2013 using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment; Property and equipment acquired under capital leases. We subtract both purchases of property and equipment and property and equipment acquired under capital leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we finance such property or equipment with a capital lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
Revenue	$1,585	$2,585	$5,089	$7,872
Costs and expenses:
Cost of revenue	398	491	1,364	1,875
Research and development	297	408	1,399	1,415
Marketing and sales	193	292	896	997
General and administrative	174	261	892	781
Total costs and expenses	1,062	1,452	4,551	5,068
Income from operations	523	1,133	538	2,804
Interest and other income (expense), net:
Interest expense	(16)	(7)	(51)	(56)
Other income (expense), net	(2)	4	7	6
Income before provision for income taxes	505	1,130	494	2,754
Provision for income taxes	441	607	441	1,254
Net income	$64	$523	$53	$1,500
Less: Net income attributable to participating securities	—	3	21	9
Net income attributable to Class A and Class B common stockholders	$64	$520	$32	$1,491
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.03	$0.21	$0.02	$0.62
Diluted	$0.03	$0.20	$0.01	$0.60
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,368	2,458	2,006	2,420
Diluted	2,506	2,558	2,166	2,517
Share-based compensation expense included in costs and expenses:
Cost of revenue	$9	$11	$88	$42
Research and development	124	172	843	604
Marketing and sales	27	42	306	133
General and administrative	24	48	335	127
Total share-based compensation expense	$184	$273	$1,572	$906
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$2	$—	$5	$1
Research and development	16	4	53	30
Marketing and sales	4	1	20	8
General and administrative	7	48	73	54
Total payroll tax expenses related to share-based compensation	$29	$53	$151	$93

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2012	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$2,384	$3,323
Marketable securities	7,242	8,126
Accounts receivable	719	1,109
Income tax refundable	451	51
Prepaid expenses and other current assets	471	461
Total current assets	11,267	13,070
Property and equipment, net	2,391	2,882
Goodwill and intangible assets, net	1,388	1,722
Other assets	57	221
Total assets	$15,103	$17,895

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$65	$87
Developer partners payable	169	181
Accrued expenses and other current liabilities	423	555
Deferred revenue and deposits	30	38
Current portion of capital lease obligations	365	239
Total current liabilities	1,052	1,100

Capital lease obligations, less current portion	491	237
Long-term debt	1,500	—
Other liabilities	305	1,088
Total liabilities	3,348	2,425

Stockholders' equity
Common stock and additional paid-in capital	10,094	12,297
Accumulated other comprehensive income	2	14
Retained earnings	1,659	3,159
Total stockholders' equity	11,755	15,470
Total liabilities and stockholders' equity	$15,103	$17,895

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
Cash flows from operating activities
Net income	$64	$523	$53	$1,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	224	274	649	1,011
Lease abandonment expense	1	9	8	117
Loss on disposal or write-off of equipment	7	17	15	56
Share-based compensation	184	273	1,572	906
Deferred income taxes	248	(58)	(186)	(37)
Tax benefit from share-based award activity	179	325	1,033	602
Excess tax benefit from share-based award activity	(179)	(324)	(1,033)	(609)
Changes in assets and liabilities:
Accounts receivable	(80)	(233)	(170)	(378)
Income tax refundable	116	(44)	(451)	400
Prepaid expenses and other current assets	(38)	(34)	(14)	(45)
Other assets	2	(107)	2	(142)
Accounts payable	(19)	43	1	26
Developer partners payable	14	10	(2)	12
Accrued expenses and other current liabilities	(3)	67	152	(38)
Deferred revenue and deposits	(55)	2	(60)	8
Other liabilities	16	488	43	833
Net cash provided by operating activities	681	1,231	1,612	4,222
Cash flows from investing activities
Purchases of property and equipment	(198)	(483)	(1,235)	(1,362)
Purchases of marketable securities	(1,717)	(3,069)	(10,307)	(7,433)
Sales of marketable securities	1,529	555	2,100	2,988
Maturities of marketable securities	920	609	3,333	3,563
Investments in non-marketable equity securities	1	—	(2)	(1)
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	—	(131)	(911)	(368)
Change in restricted cash and deposits	—	(15)	(2)	(11)
Net cash provided by (used in) investing activities	535	(2,534)	(7,024)	(2,624)
Cash flows from financing activities
Net proceeds from issuance of common stock	—	1,478	6,760	1,478
Taxes paid related to net share settlement of equity awards	(2,862)	(183)	(2,862)	(889)
Proceeds from exercise of stock options	8	6	17	26
Proceeds from long-term debt, net of issuance cost	1,496	—	1,496	—
Repayment of long-term debt	—	—	—	(1,500)
Proceeds from sale and lease-back transactions	—	—	205	—
Principal payments on capital lease obligations	(135)	(100)	(366)	(391)
Excess tax benefit from share-based award activity	179	324	1,033	609

Net cash (used in) provided by financing activities	(1,314)	1,525	6,283	(667)
Effect of exchange rate changes on cash and cash equivalents	4	1	1	8
Net (decrease) increase in cash and cash equivalents	(94)	223	872	939
Cash and cash equivalents at beginning of period	2,478	3,100	1,512	2,384
Cash and cash equivalents at end of period	$2,384	$3,323	$2,384	$3,323
Supplemental cash flow data
Cash paid during the period for:
Interest	$8	$5	$38	$38
Income taxes	$—	$21	$184	$82
Cash received during the period for:
Refund of income taxes	$131	$2	$131	$421
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$40	$22	$(40)	$53
Property and equipment acquired under capital leases	$89	$—	$340	$11
Fair value of shares issued related to acquisitions of businesses and other assets	$—	$—	$274	$77

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
GAAP revenue	$1,585	$2,585	$5,089	$7,872
Foreign exchange effect on 2013 revenue using 2012 rates		2		22
Revenue excluding foreign exchange effect		$2,587		$7,894
GAAP revenue year-over-year change %		63%		55%
Revenue excluding foreign exchange effect year-over-year change %		63%		55%
GAAP advertising revenue	$1,329	$2,344	$4,279	$6,986
Foreign exchange effect on 2013 advertising revenue using 2012 rates		2		22
Advertising revenue excluding foreign exchange effect		$2,346		$7,008
GAAP advertising revenue year-over-year change %		76%		63%
Advertising revenue excluding foreign exchange effect year-over-year change %		77%		64%
GAAP costs and expenses	$1,062	$1,452	$4,551	$5,068
Share-based compensation expense	(184)	(273)	(1,572)	(906)
Payroll tax expenses related to share-based compensation	(29)	(53)	(151)	(93)
Non-GAAP costs and expenses	$849	$1,126	$2,828	$4,069
GAAP income from operations	$523	$1,133	$538	$2,804
Share-based compensation expense	184	273	1,572	906
Payroll tax expenses related to share-based compensation	29	53	151	93
Non-GAAP income from operations	$736	$1,459	$2,261	$3,803
GAAP net income	$64	$523	$53	$1,500
Share-based compensation expense	184	273	1,572	906
Payroll tax expenses related to share-based compensation	29	53	151	93
Income tax adjustments	149	(69)	(459)	(297)
Non-GAAP net income	$426	$780	$1,317	$2,202
GAAP diluted shares	2,506	2,558	2,166	2,517
Assumed preferred stock conversion[1]	—	—	203	—
Dilutive equity awards excluded from GAAP[1]	—	—	110	—
Non-GAAP diluted shares	2,506	2,558	2,479	2,517
GAAP diluted earnings per share	$0.03	$0.20	$0.01	$0.60
Net income attributable to participating securities	—	—	0.01	—
Non-GAAP adjustments to net income	0.14	0.11	0.59	0.28
Non-GAAP adjustments to diluted shares	—	—	(0.08)	—
Non-GAAP diluted earnings per share	$0.17	$0.31	$0.53	$0.88
GAAP operating margin	33%	44%	11%	36%
Share-based compensation expense	12%	11%	31%	12%
Payroll tax expenses related to share-based compensation	2%	2%	3%	1%
Non-GAAP operating margin	46%	56%	44%	48%
GAAP income before provision for income taxes	$505	$1,130	$494	$2,754
GAAP provision for income taxes	441	607	441	1,254
GAAP effective tax rate	87%	54%	89%	46%
GAAP income before provision for income taxes	$505	$1,130	$494	$2,754

Share-based compensation and related payroll tax expenses	213	326	1,723	999
Non-GAAP income before provision for income taxes	$718	$1,456	$2,217	$3,753
Non-GAAP provision for income taxes	292	676	900	1,551
Non-GAAP effective tax rate	41%	46%	41%	41%
Net cash provided by operating activities	$681	$1,231	$1,612	$4,222
Purchases of property and equipment	(198)	(483)	(1,235)	(1,362)
Property and equipment acquired under capital leases	(89)	—	(340)	(11)
Free cash flow	$394	$748	$37	$2,849
[1]Gives effect to assumed preferred stock conversion and other dilutive equity awards prior to our IPO for comparability